CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 333-113740, 333-118959, 33-26739, 33-58302, 333-86980, and 333-68732) of Oregon Steel Mills, Inc. of our report dated March 3, 2003 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
March 11, 2005